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                                                                   EXHIBIT 11.01

                     Statement Regarding Earnings per Share
                          (for all periods presented)

         A summary of Shares of Common Stock and equivalents treated as outstanding for the purposes of calculating net income (loss) per Common Share for all reported periods herein is as follows:

        Shares of Common Stock outstanding                   2,597,390

        Shares of Common Stock issuable upon: (1)

           Conversion of 7% Notes Payable-Stockholders         600,000

           Exercise of Options--
             In connection with Employment Agreement           600,000

             Under the 1992 Plan                               482,000
                                                             ---------
                                                             4,279,390
                                                             =========

(1) Reference should be made to the Company's accounting policy as disclosed in
    Note 1 to the consolidated financial statements included in Form SB-2.